MUTUAL COOPERATION AND JOINT VENTURE AGREEMENT

         THIS MUTUAL COOPERATION AND JOINT VENTURE AGREEMENT is made and entered into as of March 25, 2002, by and between VIRAL GENETICS, INC., a Delaware corporation ("Viral Genetics"), and NEW YORK INTERNATIONAL COMMERCE GROUP, INC., a Nevada corporation ("NYIC"), hereinafter jointly referred to as the "Parties."

         WHEREAS, Viral Genetics has developed and tested (or is currently developing and testing) various pharmaceutical products related to the treatment of HIV and/or AIDS, including without limitation that certain TNP product and TNP-based HIV vaccine (jointly, "TNP") together with any and all variations, modifications, supplements and later generation versions of TNP as well as any additional products being and to be developed from TNP related to the treatment of HIV and/or AIDS only, (collectively herein referred to as the "Products");

         WHEREAS, Viral Genetics owns all of the title, interest and rights in and to each of the Products;

         WHEREAS, NYIC has certain affiliations and experience with administrative and governmental agencies and application procedures in the People's Republic of China ("PRC") and other Pacific Rim countries, including, but not limited to, Japan, Korea, Taiwan, Hong Kong, Malaysia, Indonesia, Singapore and Thailand (the "Territory"), that could prove useful to Viral Genetics in making application for and obtaining from the appropriate regulatory agency or agencies in the PRC or other countries in the Territory, including, without limitation, the State Drug Administration ("SDA") of the PRC (collectively, the "Regulators") a license for the distribution, marketing and commercial exploitation of the Products as a "saleable pharmaceutical product" in such countries (each such license within each country, a "License") and, in the event an applicable License is obtained, in establishing distribution channels for the commercial use of such Products in the PRC and elsewhere in the Territory;

         WHEREAS, NYIC has certain affiliations and experience with administrative, governmental and other agencies and/or corporations in the People's Republic of China ("PRC"), including, without limitation, the Chinese National Technology Import-Export Corporation ("CNTIC") that could prove useful to Viral Genetics in establishing manufacturing capacity in the PRC, whether by direct financing of a manufacturing or assembly plant or provision of manufacturing facilities in an existing plant or otherwise;

         WHEREAS, the parties agree, upon the terms and conditions set forth herein, that NYIC and its affiliated companies shall have an exclusive period of time in which to assist Viral Genetics in obtaining a License initially from the SDA for the Products in the PRC and then, subject to obtaining such License, to assist Viral Genetics in obtaining Licenses in other countries throughout the Territory; and

         WHEREAS, it is further contemplated that the parties shall, upon the general terms and conditions set forth herein, promptly enter into distribution agreement(s) pursuant to which Viral Genetics shall act as the manufacturer and grant to NYIC and its affiliated companies the exclusive rights to market, promote, sell and distribute the Products initially in the PRC and, subject to the expiration of an exclusive period of time, thereafter in other countries throughout the Territory upon obtaining the appropriate regulatory approvals.

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements and the covenants of the parties set forth herein, and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, NYIC and Viral Genetics hereby agree as follows:

1.       Representations and Warranties

         a) Authority. Each of NYIC and Viral Genetics represents and warrants to the other and agrees for the benefit of the other that:

         i) it has the power and authority to execute, deliver and perform this Agreement and is not bound by any contract, agreement or other commitment, restriction or limitation which would hinder or in any way restrict such performance;
         ii) it has duly authorized the execution, delivery and performance of this Agreement in accordance with all applicable corporate power and authority;
         iii) no consent from, notice to or filing with any third party is required in connection with its execution, delivery or performance of this Agreement, other than consents from various Regulators as contemplated by this Agreement; and
         iv) this Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with their respective terms.

         b) No Inconsistent Agreements. Neither Viral Genetics nor any affiliated individual or entity has entered into, or currently has in effect, any agreement with respect to the Product or the Intellectual Property Rights (defined below) that is inconsistent with the rights granted to NYIC in this Agreement or otherwise conflicts with the provisions of this Agreement.

         c) Ownership of the Products and Intellectual Property Rights. Viral Genetics is the sole and exclusive owner of and has all title, interest and rights in and to the Products and the related Intellectual Property Rights (as defined herein) free and clear of any liens or other encumbrances. Set forth on Appendix A attached hereto is a list of such Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of the Intellectual Property Right; (ii) all licenses, sublicenses and other agreements (true, correct and complete copies of any such licenses, sublicenses or other agreements are attached to such Schedule) relating in any manner to any Intellectual Property Right; and (iii) the filing and registration information with respect to each Intellectual Property Right that is registered with the United States Patent and Trademark Office, the United States Copyright Office, any state or foreign jurisdiction or other governmental or regulatory authority. Viral Genetics' prior and present use of the Intellectual Property Rights has not and does not infringe or otherwise violate any rights (including, without limitation, rights of privacy) of any entity or person, and Viral Genetics has not received a notice of a claim of infringement or knows of any reasonable basis for a claim that such an infringement or violation exists. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation, agreement or understanding, oral or written, restricting or prohibiting its use by Viral Genetics, as contemplated by this Agreement or otherwise, or restricting the licensing thereof by Viral Genetics to any individual or entity. For purposes hereof, "Intellectual Property Rights" means all United States of America and foreign patents, copyrights, trademarks, trade names, brand names, product names, logos, trade dress; all registrations or applications for registration of any of the foregoing; and all databases, source and object codes, computer programs and software in any form or medium, in each case that are owned by Viral Genetics and/or were, are or may be used in connection with the Products or held for use or being developed by Viral Genetics or by others for the benefit of Viral Genetics for use in connection with the Products; and all trade secrets, methodologies and processes, formulae, research and development, inventions (whether or not patentable), know-how, technical information; and other proprietary processes and information of any kind owned by Viral Genetics and which were, are or may be used in connection with the Products. Notwithstanding the foregoing or any other statement in this Agreement, including, without limitation, the entirety of Section 5 herein, Viral Genetics shall not be required to disclose to NYIC or its affiliates the proprietary processes related to the manufacture of TNP; provided, however, that in the event that NYIC or any of its affiliates are required (by oral questions, deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or other similar process) to disclose any material in their possession with respect to the Intellectual Property Rights (including any proprietary processes having become known to NYIC or any of its affiliates) by reason of their relationship with Viral Genetics under this Agreement (the "Requested Material"), it is agreed that NYIC or such affiliates will provide Viral Genetics with prompt notice of such request(s), to the extent practicable, so that Viral Genetics may seek an appropriate protective order and/or waive compliance by NYIC and its affiliates with any such request. If, failing the entry of a protective order or the receipt of a waiver hereunder, NYIC or its affiliates are, in the opinion of counsel to such parties, as the case may be, compelled to disclose any of the Requested Material under penalty of liability for contempt or other censure or penalty, NYIC or its affiliates, as the case may be, may disclose such material (to the extent and only to the extent necessary to avoid such liability, censure, or penalty) without liability to Viral Genetics.

         d) Product Liability Insurance. Viral Genetics shall, for such time as this Agreement remains in effect, procure and maintain in full force and effect, product liability insurance policies covering the Products and their testing, production, manufacture, distribution and use. Such insurance policy or policies shall be in such amounts as mutually agreed upon by the parties hereto, shall name the parties hereto as exclusive loss payees thereunder, shall provide for at least thirty (30) days prior written notice of the cancellation or substantial modification thereof and shall include all other insurance required by the designated insurance consultant or under relevant laws; provided, however, that it is hereby acknowledged that relevant insurance policies and coverage may not be available from an insurance company authorized to provide such policies in the PRC or such other countries located in the Territory to which the Product is to be distributed and therefore it may become necessary for Viral Genetics to purchase certain insurance policies from a foreign company if permitted under the laws of the PRC or such other country, as the case may be. The incremental cost of any product liability insurance with respect to the Products and their use in the Territory shall be deducted from Gross Profits (as a cost of goods sold allocable to the Product) for the calculation of sums payable to NYIC pursuant to Section 6 (v) of this Agreement.

         e) Indemnification. Viral Genetics and NYIC shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the other party, together with its affiliates, successors and assigns and each of their respective directors, officers, employees, agents, representatives, stockholders and controlling parties and all of their successors and assigns (each a "Indemnified Person"), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), directly or indirectly incurred, arising out of or relating to any of the following:

         i) any inaccuracy or breach of representation or warranty of such indemnifying party contained herein or any definitive distribution agreement entered into by the Parties as contemplated hereby; or
         ii) any breach by such indemnifying party of any agreement, covenant or obligation contained herein or any definitive distribution agreement entered into by the Parties as contemplated hereby.

         f) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Indemnified Party, such Indemnified Party promptly shall notify the other party in writing, and the other party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the other party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the other party. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:

         i) the other party has agreed in writing to pay such fees and expenses; or
         ii) the other party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or
         iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the other party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the other party (in which case, if such Indemnified Party notifies the other party in writing that it elects to employ separate counsel at the expense of the other party, the other party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the other party).

         The other party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. The other party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

2.       Covenants with respect to the PRC.

         a) SDA License Application Procedure. Subject to the provisions of this
Section 2(a), Viral Genetics hereby grants NYIC and its affiliated companies the exclusive right from the date of this Agreement to partner with Viral Genetics with respect to the submission and filing of an SDA Application for obtaining a License in the PRC (the "SDA Application"). Viral Genetics shall have the exclusive and final approval of the form, contents and use of the SDA
Application, as evidenced by Viral Genetics' prior express written consent. Conditional upon the approval of the SDA Application, as evidenced by the issuance of a License to Viral Genetics, Viral Genetics shall grant NYIC and its affiliated companies, for the length of time and upon terms and conditions set forth in a definitive distribution agreement, the exclusive rights to market, promote, sell and distribute the Products in the PRC. Until the SDA Application is submitted on behalf of Viral Genetics, NYIC shall assist and perform such commercially reasonable activities to facilitate Viral Genetics' submission of the SDA Application. Any obligations of the Parties hereunder are subject to the following:

         i) Rejection of Application. In the event that the SDA has not accepted the SDA Application by the first year anniversary following the submission of the SDA Application, as evidenced by the lack of issuance of a License to Viral Genetics upon the first year anniversary following the submission of the SDA Application, Viral Genetics may, at its option, terminate this Agreement, rendering this Agreement null and void and without further effect among the Parties except as otherwise provided in subparagraph ii) below.
         ii) Subsequent Submission of Application. In the event that any time within a one (1) year period following any rejection by the SDA of the SDA Application, as defined in Section 2 (a) (i), Viral Genetics elects to conduct additional human clinical trials and other testing of the Product as may be necessary to obtain the approval of the SDA, this Agreement shall be reinstated and Viral Genetics shall grant NYIC and its affiliated companies (and NYIC and its affiliated companies shall be entitled to) the exclusive right to market, promote, sell and distribute the Product in the PRC upon terms and conditions to be mutually agreed to by the Parties and set forth in a definitive distribution agreement but to be of substantially similar tenor to those terms contained in
               Section 6 hereof, effective upon the acceptance by the SDA of Viral Genetics' resubmitted SDA Application, as evidenced by the issuance of a License to Viral Genetics within the first anniversary of the submission of the resubmitted SDA Application. In connection with any such additional clinical testing, NYIC shall use reasonable efforts to assist Viral Genetics in procuring from the appropriate regulatory agenc(ies) of the PRC and provincial governments thereof, including without limitation the Ministry of Health, the Ministry of State Family Planning Commission, the People's Liberation Army, the SDA, and others (the "PRC Regulators") the requisite approval, authorization and other support including without limitation funding and/or the provision of laboratory facilities, medical, research or scientific personnel, provision of treatment space, provision of human or animal subjects, and the provision of certain testing services, including without limitation certain types of blood analysis, for the human clinical trial application process and execution phase.

               The nature of the clinical trials shall be as determined by Viral
               Genetics   acting  in  cooperation   with  the   appropriate  PRC
               Regulators.

         b) Operational Presence. For such time as this Agreement remains in effect, NYIC shall maintain an office located in the PRC and use its reasonable efforts to identify and maintain relationships with distributors in all markets in the Territory customarily doing resale of the Products.

         c) Product Personnel and Management. Viral Genetics and any affiliated companies, as manufacturer, shall at its own cost:

         i) employ, on a full-time basis, at least two clinical professionals to work with the applicable regulatory agencies and departments of the PRC (including, without limitation, the Minister of Health, Minister of State Family Planning Commission, and People's Liberation Army) as identified by NYIC during the course of this Agreement subject to the terms and provisions of any definitive distribution agreement with respect to the PRC; and
         ii)   use its best efforts:
            (1)to enlarge and/or supplement its current  management and board of directors to include individuals having relevant experience or expertise in the manufacture of goods similar to the Products and the management of manufacturer-distributor relationships in the PRC, and
            (2)to procure  sufficient  funding and/or  financing  commitments to effect its performance under the terms and conditions of this Agreement.

         d) Manufacturing and Final Assembly. NYIC shall, by utilizing its network of government, military and other contacts, including, without limitation, the Chinese National Technology Import-Export Corporation ("CNTIC"), use its reasonable efforts to assist in the procurement of production capacity in the PRC sufficient to meet demand for the Products in the PRC, said production capacity to be of GMP quality standards or higher, whether by arranging debt or equity funding or financing commitments, or arranging long-term use of production capacity at an existing facility, or by another mutually-agreeable method. Notwithstanding the foregoing, unless otherwise agreed to by the Parties, Viral Genetics shall be solely responsible, at its own cost, for the manufacturing and final assembly and packaging of the Products at any such facility.

3.       Covenants with respect to Licenses elsewhere in the Territory.

         Unless this Agreement is earlier terminated, Viral Genetics shall grant NYIC and its affiliated companies the exclusive rights for three (3) years from the date of this Agreement to partner with Viral Genetics with respect to the submission and filing of applications for Licenses in countries other than the PRC and located in the Territory. To the extent a License is obtained by Viral Genetics by reason of any such application being submitted within the three (3) year exclusivity period, Viral Genetics shall grant NYIC and its affiliated companies, for the length of time and upon terms and conditions set forth in a definitive distribution agreement, the exclusive rights to market, promote, sell and distribute the Products in those countries located in the Territory for
which  any  License  was  obtained.   The  terms  and
conditions of any such distribution agreement shall be of substantially similar tenor to those terms contained in Section 6 hereof. During the three (3) year exclusive period, NYIC shall assist and perform such commercially reasonable activities to facilitate Viral Genetics' submission of an application for obtaining a License in any country other than the PRC and located in the Territory.

4.       Protection of Intellectual Property Rights.

         Subject to the terms and conditions of any definitive distribution agreement, Viral Genetics and NYIC shall at all times use their best efforts to protect against the infringement of the Products and the related Intellectual Property Rights by any third party in the PRC and any other Pacific Rim countries in which the Products are licensed for sale or resale and shall, either in the name of Viral Genetics, or in the name of NYIC, or in the name of both NYIC and Viral Genetics, negotiate, settle, initiate legal proceedings or otherwise take legal action any such infringement. NYIC shall use reasonable efforts to utilize any network of government, military, regulatory and such other contacts to further assist Viral Genetics in the protection and enforcement of the Intellectual Property Rights.

5.       Cooperation.

         a) In furtherance of accomplishing the purposes of this Agreement, Viral Genetics shall furnish, or cause to be furnished, such information as reasonably requested from time to time by the officers, attorneys, accountants and other authorized representatives of NYIC (collectively, the "NYIC Representatives") and shall provide access to the records, properties and personnel of Viral Genetics (including, without limitation, all product data and information, test results and other such records with respect to the Products). Viral Genetics shall also cause the officers, employees, accountants, specialists, consultants and attorneys of Viral Genetics to cooperate with the NYIC Representatives in connection with their review and examination.

         b) Each of the parties hereto agrees to use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

6.       Distributorship Agreement(s).

         a) The Parties shall diligently negotiate, in good faith, distribution agreements, upon mutually agreeable terms and conditions, which definitive distribution agreement(s) shall become effective upon procuring a License from the applicable Regulators enabling the marketing, distribution and commercial exploitation of any of the Products in any applicable country within the Territory. In addition to the customary representations and warranties and provisions pertaining to indemnification, allocation of risks and expenses as well as rights to certain intellectual property, the material terms and conditions of any definitive distribution agreement shall provide, as follows:

         i) Appointment of NYIC and/or any of its affiliated companies as the exclusive distributor (the "Distributor") of the Products within any country located in the Territory for which a License is obtained pursuant to this Agreement (the "Distribution Country") in accordance for the term of such distribution agreement;
         ii) a ten (10) year term with an option to renew for an additional ten (10) year term, based on the successful performance under such distribution agreement of both NYIC (or its affiliated company, as applicable) and Viral Genetics, the definition of which shall be mutually agreed to by the parties, including, without limitation, achieving the minimum sales targets detailed in Appendix B;
         iii) shipment of the Product in bulk form by Viral Genetics, at its cost, to a mutually-agreeable destination as directed by the Distributor in writing from time to time located within the PRC or other Distribution Country, as applicable, unless otherwise agreed to by the Parties;
         iv) the distribution of the Products within the Distribution Country by Distributor at its cost, and
         v) An amount equal to thirty-seven percent (37%) of the Gross Profit received and collected from the sale of the Products in each Distribution Country, payable to NYIC. For the purposes of any definitive distribution agreement, "Gross Profit" would be equal to:
            (1)the sales price charged for the Product by Viral Genetics,  which sales price shall be the greater of:
               (a) the price charged by Viral Genetics to  Distributor,  and
               (b) the price charged by Distributor to a third party or parties, minus
            (2)any  returns and the base costs of goods  sold,  as incurred  and directly allocable to the Product, all as set forth in the financial statements of Viral Genetics prepared in the ordinary course of business and in accordance with generally accepted accounting principles (GAAP) as defined in the United States of America by the Financial Accounting Standards Board, except applied in a manner consistent with the definition of Gross Profit set forth above. Determination of Gross Profit and/or the amount of the resulting fees payable to NYIC and/or its affiliated companies would be subject to examination and audit by NYIC and its representatives, or Viral Genetics, as the case may be, as well as a related dispute mechanism to be set forth in any definitive distribution agreement.

         b) Subject to the terms and conditions of any definitive distribution agreement between the parties, each of Viral Genetics and NYIC shall use their best efforts to effect and protect the proper collection of payments directly associated with sales of Products in the applicable Distribution Country and repatriate capital to the United States of America or elsewhere. In the event of any action or omission of action by any governmental, military, or civilian institution or individual that impedes the collection of payments and/or repatriation of capital, Viral and NYIC shall, at their joint expense, either in the name of Viral Genetics, in the name of NYIC, or in the name of both NYIC and Viral Genetics, negotiate, settle, initiate legal proceedings or otherwise take legal action any such infringement. NYIC shall use reasonable efforts to utilize any network of government, military, regulatory and such other contacts to further assist Viral Genetics in the facilitation of the collection of payments and capital repatriation. In the event that the repatriation of capital or collection of payments is not possible or economically unprofitable following the reasonable efforts of Viral Genetics and NYIC, and Viral Genetics and NYIC agree to determine a mutually-agreeable alternative resolution to the voided obligations, which may include the appointment of a mutually-agreeable, accredited arbitrator.

         c) The parties agree to proceed in good faith with the negotiations and prompt memorializing of the terms and conditions of a definitive distribution agreement with respect to the PRC and from time to time thereafter, with respect to any other Distribution Country for which Viral Genetics submits any application for a License.

7.       Confidentiality and Non-Circumvention.

         a) Confidentiality. The Company and Viral Genetics each acknowledge that from time to time during the Term the Company and Viral Genetics, as applicable, may gain access to and become acquainted with various trade secrets and other confidential and proprietary information of the other, including, without limitation, business strategies, operating plans, financial information, market analysis, personnel information, reports and data concerning the Products, product-testing information, Intellectual Property Rights, research and development, processes, strategic business plans (whether pursued or not), licenses, pricing and pricing strategy, cost data, sources of contacts and leads, methods for obtaining new business, know-how, customer lists and relationships, contact lists and relationships, as well as other methods of doing and operating the business of each of the Company and Viral Genetics and any of their respective subsidiaries or affiliates, including entities that are acquired by the Company or Viral Genetics, their subsidiaries or any of their affiliates (the "Confidential Information").

         b) Non-Disclosure. Absent the express written consent of the other party hereto or as otherwise expressly permitted under this Agreement, Viral Genetics and NYIC shall not, for so long as this Agreement remains in effect and all time thereafter, directly or indirectly, disclose or make available to any person, corporation, firm, or other entity, or in any manner use for their own benefit: (i) any Confidential Information or trade secrets relating to the Products or the business and operations of NYIC or Viral Genetics, as the case may be; (ii) the contents of this Agreement; (iii) the location, participants or administrators with respect to any Clinical Trials or (iv) the results of any of the Clinical Trials. The foregoing restrictions shall not apply to any Confidential Information which (x) is or becomes generally available to the public through no action by the party making disclosure; (y) is or becomes available to the party making disclosure on a non-confidential basis from a source, who, to the knowledge of the party making disclosure, is not bound to a confidentiality agreement or similar restriction; or (z) which is disclosed pursuant to applicable federal, state or local laws or regulations or pursuant to subpoena or judicial order.

         c) Clinical Trial Data. All data generated by any clinical trials conducted pursuant to this Agreement, including any and all reports, summaries, written notes, electronic mail, or any other forms of information whatsoever, shall remain the sole exclusive property of Viral Genetics and Viral Genetics shall retain complete ownership of any and all patent rights, copyrights, trademarks, or any other intellectual property rights to TNP, to a TNP-based HIV


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

vaccine, or any products derived therefrom whether during, after, or as a result of any clinical trials.

         d) Non-Circumvention. For the duration of this Agreement and any definitive distribution agreement to be entered into as part of this Agreement, neither Viral Genetics nor any successor, permitted assignee or other affiliated individual or entity (including their respective officers, directors, employees, attorneys or other agents or representatives) shall, directly or indirectly, (i) engage or be interested (whether as owner, partner, member, lender, shareholder, consultant, employee, agent, supplier, distributor or otherwise) in any business, activity or enterprise which competes with the proposed marketing and distribution of the Products in any Pacific Rim country as contemplated herein;
(ii) induce or influence any customer, vendor, supplier, distributor, consultant or any contact, lead or person introduced or otherwise having been identified by NYIC to Viral Genetics by reason of this Agreement to discontinue or reduce the extent of its relationship with NYIC or to terminate said relationship; or (iii) engage, employ or solicit to engage or employ for any other individual or entity, or otherwise exploit or induce to leave any of the directors, officers or employees of NYIC or any of the contacts, leads or persons introduced or otherwise identified by NYIC by reason of this Agreement.

         e) Remedies. The parties acknowledge that because the breach or attempted or threatened breach of any of the provisions of this Section 7 may result in immediate and irreparable injury to the non-breaching party for which such party may not have an adequate remedy at law and for which monetary damages are not readily calculable, such non-breaching party shall be entitled to obtain injunctive or other equitable relief restraining and prohibiting such breach or threatened breach, including, without limitation, a temporary and permanent injunction, enjoining any such breach or attempted or threatened breach (without being required to post a bond or other security or to show any actual damages). The right to an injunction and other equitable relief shall be in addition to, and cumulative with, all other rights and remedies available to the non-breaching party at law, in equity or otherwise.

         f) Severability. The parties acknowledge that, without the provisions of this Section 7, neither party would enter into this Agreement or consummate the transactions contemplated hereby. Accordingly, the parties shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that such provisions shall be enforced to the fullest extent permitted by law. Without limiting the generality of the foregoing, if any provision of this Section 7 shall be held by any court of competent jurisdiction or another competent authority to be illegal, invalid or unenforceable, such provision shall be reformed so that it will be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

8.       Exclusivity.

         For the duration of this Agreement and any definitive distribution agreement to be entered into as part of this Agreement neither Viral Genetics nor any successor, permitted assignee or other affiliated individual or entity (including their respective officers, directors, employees, attorneys or other agents or representatives) shall, directly or indirectly, participate in discussions or negotiations with, receive any proposals or offers from, or enter into any agreement with, any third party, in each case other than NYIC or a third party consented to by NYIC, that involves the sale, joint venture or the other disposition of all or any portion of the Products, the business operations of, or any controlling equity interest in, or any merger, consolidation, recapitalization or other business combination of any kind involving Viral Genetics without the condition that such third party assume the obligations of Viral Genetics under this Agreement as contemplated herein.

9.       Termination.

         a) This Agreement. This Agreement shall be terminable:

         i) immediately and at any time upon the mutual written consent of the Parties;
         ii)   by either Party, without further notice, should the other Party:
            (1)make a material  misrepresentation of fact in this Agreement upon which the terminating party relies and that has a material adverse effect on the transactions contemplated by this Agreement;
            (2)commit or be  charged  with any felony  (or  equivalent  criminal charge) that has a material adverse effect on the transactions contemplated by this Agreement or such party's ability to perform its obligations under this Agreement;
            (3)become a defendant in or initiate material  litigation that has a material adverse effect on such party's ability to perform its obligations under this Agreement; or
            (4)fail to comply  with  various  filing,  disclosure  or  reporting requirements as required from time to time by various governmental agencies, which failure has a material adverse effect on the transactions contemplated by this Agreement or such party's ability to perform its obligations under this Agreement; or
         iii)  by Viral Genetics, as provided in Section 2 of this Agreement.

         b) Distribution Agreement(s). Any definitive distribution agreement entered into by the Parties as a result of or in conjunction with this Agreement may be terminated as provided in the terms and provisions of the applicable distribution agreement (which termination shall not effect this Agreement or any other distribution agreements then in effect).

10.               Miscellaneous.

         a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure of this Agreement and the transactions contemplated hereby, if such Party is advised by its legal counsel that such disclosure is required by applicable law or regulation. The Parties agree to work cooperatively on the writing and dissemination of any press releases of public announcements relating to the subject matter of this Agreement.

         b) Marketing and Promotional Materials. NYIC shall obtain the prior, express written consent of Viral Genetics as to the contents, style and distribution of any marketing or promotional materials, including, without limitation, product packaging.

         c) Remedies Cumulative; Invalidity. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement available to either of the parties hereto. The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality of enforceability of any other term or provision hereof. It is the intent of the parties that this Agreement be enforced to the fullest extent permitted by applicable law.

         d) Waiver; Amendment. No waiver by a party of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other provision of this Agreement. Any waiver shall be limited to the specific instance and purpose for which it is given. Any amendment, modification or waiver of any term or provision of this Agreement shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the parties hereto.

         e) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 10), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the addresses as first set forth herein. A copy of any notice to the Company shall be sent to: Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 (Attn: Martin Eric Weisberg, Esq.); Fax No.: (212) 704-6288. A copy of any notice to Viral Genetics shall be sent to: Viral Genetics, Inc., 905 Mission Street, South Pasadena, California, 91030, (Attn: Haig Keledjian); Fax No: (626) 441-9753.

         f) Currency. All references to currency in this agreement are to the lawful currency of the United States of America.

         g) Assignment. This Agreement shall be binding upon and inure the benefit of the parties hereto and their respective successors (by merger, consolidation or sale of all or substantially all of the assets of such party) and permitted assigns. This Agreement may not be assigned by either party, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however, that Viral Genetics may, upon prior written notice to NYIC identifying any such third party(ies) and subject to the immediately next succeeding clause, unilaterally delegate (by partnering or joint-venturing with a third party or parties) its obligations under this Agreement solely for the purpose of increasing its manufacturing capacity; further provided, however, that it is agreed by Viral Genetics that any delegation hereunder for purposes of manufacturing capacity shall not relieve Viral Genetics from liability, and Viral Genetics will remain liable, to NYIC for any and all obligations of Viral Genetics under this Agreement.

         h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles. This Agreement shall not be construed or interpreted with any presumption against the party causing this Agreement to be drafted.

         i) Entire Agreement. This Agreement and the Appendices attached hereto, together with any definitive distribution agreement executed by the parties hereto, constitute and shall constitute the complete and exclusive understanding and agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter all of which are merged herein. There are no representations, promises or understandings regarding such subject matter, except to the extent expressly set forth herein and in any definitive distribution agreement hereafter executed by the parties hereto.

         j) Headings. Section headings have been inserted herein for convenience of reference only and shall not have any impact on the construction or interpretation of this Agreement.

         k) Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.

VIRAL GENETICS, INC.

By: _______________________________
         Name:  Haig Keledjian
         Title:  President

NEW YORK  INTERNATIONAL COMMERCE GROUP, INC.

By: _______________________________
         Name:  Joseph W. McDonnell
         Title:  Chief Executive Officer

APPENDIX A
INTELLECTUAL PROPERTY RIGHTS - DESCRIPTIVE LIST

APPENDIX B

MINIMUM SALES TARGETS FOR PRC


CUMULATIVE NUMBER OF              MONTHS ORDER FOR SALES TO BE RECEIVED
TREATMENTS SOLD("SALES")          WITHIN FOLLOWING ISSUANCE OF LICENSE
     37,500                                          12
     62,500                                          24